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                                  Exhibit 99.1
                                  ------------

                                  NEWS RELEASE



                                    FOR IMMEDIATE RELEASE

                                    CONTACT:

                                    JOHN F. LANG, CHIEF ACCOUNTING
                                    OFFICER, PROFESSIONALS GROUP

                                    (517) 347-6207



                                    WILLIAM D. BAXTER, CHIEF FINANCIAL OFFICER,
                                    PRONATIONAL

                                    (517) 347-6323



         PROFESSIONALS GROUP ANNOUNCES ADJUSTMENT TO JUNE 30, 1998 PPTF
                                 LOSS RESERVES


         OKEMOS, MICH., OCTOBER 27, 1998 - PROFESSIONALS GROUP, INC. (NASDAQ:
PICM) announced today that Physicians Protective Trust Fund ("PPTF") will take a one-time pretax charge of $27.6 million related to loss reserve increases as of June 30, 1998. As previously announced in Professionals Group's second quarter earnings release, these charges result from a recently completed full actuarial analysis of the PPTF loss reserves conducted as of June 30, 1998 and will be reported in the June 30, 1998 pre-merger financial statements of PPTF. The charges will not effect third quarter financial results of Professionals Group. The charges will, however, impact the nine-month financial statements of Professionals Group as a result of the "pooling of interests" accounting treatment of the merger of PPTF and Professionals Group.


         The $27.6 million one-time pretax charge is composed of the following:

- $25.6 million increase in loss reserves to reflect June 30, 1998 actuarial estimates and the application of Professionals Group's more conservative reserving practices to PPTF's reserves;


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-    $2.0 million related to an adverse development stop loss reinsurance agreement. This agreement will provide an additional $14.5 million of reinsurance cover in excess of the increased PPTF loss reserves at June 30, 1998 to protect earnings against future adverse development.

         In addition, as a part of ongoing operations, PPTF results for the period ending June 30, 1998 include $9.5 million of additional incurred losses related to an excess limits verdict on one claim. Although the case is on appeal to the Florida Supreme Court, management posted the full amount of the excess limits verdict and related costs into loss reserves for the second quarter after the Florida Court of Appeals ruled in favor of the plaintiff. This case arose from a suit filed against a PPTF insured in 1994 when PPTF did not have coverage for excess policy limits verdicts. Management has since taken actions designed to limit the company's exposure to excess limits verdicts. In addition, reinsurance contracts entered into by PPTF after 1995 include certain coverage for losses in excess of policy limits and the PPTF book of business has been added to Professionals Group's errors and omissions insurance coverage covering excess limits exposure.


         On a pro-forma basis, Professionals Group's book value per share after giving effect to the merger with PPTF was $27.16 at June 30, 1998 as compared with the pro-forma book value per share of $28.66 at December 31, 1997.



         Victor T. Adamo, Chairman and Chief Executive Officer of Professionals Group, said, "After a full actuarial review, the charges were taken in order to increase reserves and thereby maintain our position as a strong and conservatively reserved insurance group."



         Certain statements made by Professionals Group in this release may constitute forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, or supply of reinsurance or insurance; increased competitive pressure; changing rates of inflation; and general economic conditions.


Press Release Fax Service:
-------------------------

         This news release and other Professionals Group releases are available at no charge through Professionals Group's World Wide Web site
(http://www.picm.com) and PR Newswire's Company News on-Call fax service, 800-758-5804, extension 115602.


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